                                                                    Exhibit 10.2

                           FIRST UNITED SECURITY BANK
                          SALARY CONTINUATION AGREEMENT

       THIS AGREEMENT is made this 20th day of September, 2002, by and between UNITED SECURITY BANCSHARES, INC., a Delaware corporation ("USB"), FIRST UNITED SECURITY BANK, a state-chartered commercial bank located in Thomasville, Alabama ("FUSB") (USB and FUSB are collectively referred to herein as the "Company") and WILLIAM D. MORGAN (the "Executive").

                                  INTRODUCTION

       To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

       The Executive and the Company agree as follows:

                                    Article 1
                                   Definitions

       Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1   "Board" means the Board of Directors of USB.

         1.2 A "Change of Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied:

               (i) Any Person (other than those Persons in control of USB as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of USB in substantially the same proportions as their ownership of stock of
          USB), who becomes the Beneficial Owner, directly or indirectly, of securities of USB or FUSB representing thirty percent (30%) or more of the combined voting power of USB or FUSB then outstanding securities; or

               (ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by USB stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) cease for any reason to constitute at least sixty percent (60%) thereof; or

              (iii) The stockholders of USB and/or FUSB approve: (A) a plan of complete liquidation of USB or FUSB; or (B) an agreement for the sale or disposition of all or substantially all the assets of USB or FUSB; or (C) a merger, consolidation or reorganization of USB or FUSB with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of USB or FUSB, as the case may be, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) greater than 50% of the combined voting power of the voting securities of USB or FUSB, as the case may be (or the surviving entity, or an entity which as a result of such transaction owns USB or FUSB, as the case may be, or all or substantially all of such Company's assets either directly or through one or more subsidiaries) outstanding immediately after such merger, consolidation or reorganization.

         Provided, however, that in no event shall a Change of Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change of Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change of Control by a majority of the non-employee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).

         For purposes of this definition of Change of Control, the following terms have the following meanings:

         "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Company of the carrier's or Social Security Administration's determination upon the request of the Company.

     1.5 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or Termination of Employment following a Change of Control.

     1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

     1.7 "Effective Date" means September 1, 2002.

     1.8 "Financial Hardship" shall mean (a) a severe financial hardship to the Executive resulting from a sudden and unexpected illness or accident of the Executive or of a dependent (as defined in Code Section 152(a)) of the Executive, (b) loss of the Executive's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive, each as determined to exist by the Board of Directors of the Company.

     1.9 "Normal Retirement Age" means the Executive's Sixty-Fifth (65th) birthday.

     1.10 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

     1.11 "Plan Year" means a twelve-month period commencing on September 1st and ending on the following August 31st. The initial Plan Year shall commence on the Effective Date.

     1.12 "Termination for Cause" See Section 5.1.

     1.13 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence, which is approved by the Company.

                                    Article 2
                                Lifetime Benefits

     2.1 Normal Retirement Benefit. Subject to the limitations of Article 5, upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the annual benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

          2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is Thirty Eight Thousand Four Hundred Thirteen Dollars ($38,413). Commencing at the end of the first Plan Year, and each Plan Year thereafter, the annual benefit shall be increased four percent (4.0%) from the previous Plan Year. Any additional increase in the annual benefit, as agreed to in writing by the parties hereto after the Effective Date, shall require the recalculation of Schedule A.

          2.1.2 Payment of Benefit. The Company shall pay the annual benefit described in Section 2.1.1 above to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date. Such annual benefit shall be paid to the Executive for fifteen (15) consecutive years.

     2.2 Early Termination Benefit. Subject to the limitations of Article 5, upon Early Termination, the Company shall pay to the Executive the annual benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

          2.2.1 Amount of Benefit. The annual benefit under this Section 2.2 is the Early Termination Annual Benefit Payable at 65 set forth in Schedule A for the Plan Year ending immediately prior to the date of Termination of Employment. The Early Termination Benefit is calculated based on the vested portion of the attained benefit level for the Plan Year as described in
     Section 2.1.1. Vesting is 20% at the end of the first Plan Year and increases an additional 20% per Plan Year until it reaches 100% at the end of the fifth Plan Year.

          2.2.2 Payment of Benefit. The Company shall pay the annual benefit described in Section 2.2.1 above to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Age. Such annual benefit shall be paid to the Executive for fifteen (15) consecutive years.

     2.3 Disability Benefit. Subject to the limitations of Article 5, if the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the annual benefit described in this
Section 2.3 in lieu of any other benefit under this Agreement.

          2.3.1 Amount of Benefit. The annual benefit under this Section 2.3 is the Disability Annual Benefit Payable at 65 set forth in Schedule A for the Plan Year ending immediately prior to the date on which the Termination of Employment occurs.

          2.3.2 Payment of Benefit. The Company shall pay the annual benefit described in Section 2.3.1 above to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Age. Such annual benefit shall be paid to the Executive for fifteen (15) consecutive years.

     2.4 Change of Control Benefit. Subject to the limitations of Article 5, upon Termination of Employment following a Change of Control, the Company shall pay to the Executive the annual benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

          2.4.1 Amount of Benefit. The annual benefit under this Section 2.4 is the Change of Control Annual Benefit Payable at 65 set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Employment occurs.

          2.4.2 Payment of Benefit. The Company shall pay the annual benefit described in Section 2.4.1 above to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Age. Such annual benefit shall be paid to the Executive for fifteen (15) consecutive years.

                                    Article 3
                                 Death Benefits

       3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of any benefits described in Article 2.

          3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the maximum Annual Benefit described in Section 2.1.1 as if the Executive's death had occurred at the Normal Retirement Age.

          3.1.2 Payment of Benefit. The Company shall pay the benefit described in Section 3.1.1 above to the Executive's beneficiary in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Executive's death. Such annual benefit shall be paid to the Executive's beneficiary for fifteen (15) consecutive years.

     3.2 Death During Benefit Period. If the Executive dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary designated in accordance with
Section 4.1 below at the same time and in the same amounts as would have been paid to the Executive had the Executive survived.

     3.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay to the Executive's beneficiary designated in accordance with Section 4.1 below the benefit payments that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                    Article 4
                                  Beneficiaries

     4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies with no beneficiary designation or without a valid beneficiary designation, all payments shall be made to the Executive's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 5
                               General Limitations

     5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

          (a) Gross negligence, gross neglect or repeated failure of duties;

          (b) Commission of a gross misdemeanor involving moral turpitude or conviction of, or pleading guilty or nolo contendere to, a felony; or

          (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

     5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two (2) years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

     5.3 Competition after Termination of Employment. The Company shall not pay any benefit, or shall cease paying benefits, under this Agreement if the Executive, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any other federally insured depository institution headquartered or having a physical presence within a fifty (50) mile radius of the office of the Company or its affiliates in which the Executive was most recently employed, which institution is, or may deemed to be, competitive with any business carried on by the Company, within a period of two (2) years following Termination of Employment. In the event the Company determines that the Executive has violated the conditions of this Section 5.3 after receiving benefits under this Agreement, the Executive shall repay to the Company an amount equal to the benefits paid hereunder, with interest computed at an annual rate of eight percent (8%). In the event that the Company has a right to recoup any benefits paid hereunder, the Company shall also have the right to offset any other payments to be made to the Executive by the Company, as allowed by law. This Section 5.3 shall not be applicable in the case of Termination of Employment following a Change of Control nor shall it apply in the event the Executive is terminated by the Company without cause (as defined in Section 5.1 above).

                                    Article 6
                          Claims and Review Procedures

     6.1 Claims Procedure. An Executive or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

          6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

          6.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

          6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               6.1.3.1 The specific reasons for the denial,

               6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

               6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

               6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and



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

               6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

          If the notice of denial of your claim is not furnished in accordance with the above within a reasonable period of time, the claim will be deemed denied and the Executive will then proceed to the review stage described below.

     6.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial (or deemed denial), as follows:

               6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial (or deemed denial), must file with the Company a written request for review.

               6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

               6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

               6.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

               6.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               6.2.5.1 The specific reasons for the denial,

               6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

               6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

               6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).



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

          If the notice of denial of your claim upon review is not furnished in accordance with the above within a reasonable period of time, the claim will be deemed denied again.

                                    Article 7
                           Amendments and Termination

     This Agreement may be amended or terminated only by a written agreement signed by the Company (and approved by its Board of Directors) and the Executive.

                                    Article 8
                                  Miscellaneous

     8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

     8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     8.3 Non-Transferability. Neither the Executive, his or her beneficiary, nor his or her legal representative shall have any rights to commute, sell, assign, transfer, place a lien or other encumbrance upon, or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign, transfer or otherwise encumber the right to payments under this Agreement shall be void and have no effect.

     8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

     8.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Alabama, except to the extent preempted by federal law.

     8.7 General Assets/Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The assets from which Participant's benefits shall be paid shall at all times be subject to the claims of the creditors of the Company; and the Executive shall have no right, claim or interest in any assets as to which account is deemed to be invested or credited under the Agreement. The Company shall not be obligated to fund its liabilities under the Agreement. Notwithstanding the foregoing, the Company may establish a grantor trust or purchase securities to assist it in meeting its obligations hereunder; provided, however, that in no event shall any Executive have any interest in such trust or property other than as an unsecured general creditor. Further, the Company may purchase a life insurance policy on the life of the Executive, and such Executive shall cooperate with such purchase by undergoing a medical examination or taking such other action as may be necessary to put such insurance into effect.

     8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

     8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

          (a) Interpreting the provisions of the Agreement;

          (b) Establishing and revising the method of accounting for the Agreement;

          (c) Maintaining a record of benefit payments; and

          (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

     8.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     8.11 Financial Hardship Payments. In the event of Financial Hardship of the Executive, the Executive may apply to the Company for the early distribution of all or any part of the benefits the Executive is entitled to receive under this Agreement. The Company shall present the circumstances of each such case to the Board of Directors for consideration and the Board shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. In no event shall the aggregate amount of the distribution exceed either the amount of benefits the Executive is entitled to under this Agreement or the amount determined by the Board to be necessary to alleviate the Executive's Financial Hardship (which Financial Hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and that is not reasonably available from other resources of the Executive.

     8.12 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid. The date of such mailing shall be deemed the date of notice, consent or demand. With respect to the Executive, any notice, consent or demand shall be addressed to the Executive's last known address as shown on the records of the Company. With respect to the Company or the Board, any notice, consent or demand shall be addressed to the President and CEO. Any party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

       IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                          COMPANY:

                                    FIRST UNITED SECURITY BANK

/s/ W. D. Morgan                    By  /s/ R. Terry Phillips
WILLIAM D. MORGAN
                                    Title President / CEO

                                    UNITED SECURITY BANCSHARES, INC.

                                    By  /s/ R. Terry Phillips

                                    Title President / CEO

                                    EXHIBIT A

                             BENEFICIARY DESIGNATION

                           FIRST UNITED SECURITY BANK
                          SALARY CONTINUATION AGREEMENT

                                WILLIAM D. MORGAN

I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement: [If you name more than one primary or contingent beneficiary, clearly state the percentage of the death benefit each beneficiary is to receive.]

Primary:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

Contingent:
           ---------------------------------------------------------------------

--------------------------------------------------------------------------------

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
               -----

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved. I also understand that this beneficiary designation revokes any prior beneficiary designation(s) with respect to this Agreement.

Signature
         --------------------------------

Date
    -------------------------------------


Accepted by the Company this ______ day of _________________, 200___.

By
  ----------------------------------------

Title
     -------------------------------------

Clark/Bardes Consulting                                      Plan Year Reporting
-----------------------
                        First United Security Bank
                        Salary Continuation Plan - Schedule A
                        --------------------------------------------------------

William D. Morgan
----------------------------------------------------------------------------------------------------------
DOB: 3/18/1949                                Early Retirement        Disability        Change of Control
Plan Anniv Date: 9/1/2003
Retirement Age: 65                              Installment          Installment            Installment
Payments: Monthly Installments                 Payable at 65        Payable at 65          Payable at 65
----------------------------------------------------------------------------------------------------------
                    Benefit      Accrual               Based On             Based On              Based On
                      Level/2/   Balance     Vesting   Benefit   Vesting    Benefit    Vesting    Benefit
Period              --------------------------------------------------------------------------------------
Ending        Age     (1)          (2)         (3)       (4)       (5)        (6)        (7)         (8)
----------------------------------------------------------------------------------------------------------
Aug 2003/1/   54     39,950       19,170       20%       7,990     100%      39,950      100%      61,500
Aug 2004      55     41,548       40,810       40%      16,619     100%      41,548      100%      61,500
Aug 2005      56     43,209       65,302       60%      25,926     100%      43,209      100%      61,500
Aug 2006      57     44,938       93,108       80%      35,950     100%      44,938      100%      61,500
Aug 2007      58     46,735      124,798      100%      46,735     100%      46,735      100%      61,500
----------------------------------------------------------------------------------------------------------
Aug 2008      59     48,605      161,092      100%      48,605     100%      48,605      100%      61,500
Aug 2009      60     50,549      202,924      100%      50,549     100%      50,549      100%      61,500
Aug 2010      61     52,571      251,568      100%      52,571     100%      52,571      100%      61,500
Aug 2011      62     54,674      308,882      100%      54,674     100%      54,674      100%      61,500
Aug 2012      63     56,861      377,918      100%      56,861     100%      56,861      100%      61,500
----------------------------------------------------------------------------------------------------------
Aug 2013      64     59,135      465,000      100%      59,135     100%      59,135      100%      61,500
Mar 2014      65     61,500      539,862      100%      61,500     100%      61,500      100%      61,500

                          March 2014 Retirement, 4/1/2014 First Payment Date

----------------------------------------------------------------------------------------------------------

/1/ The first line reflects 12 months of data, September 2002 to August 2003.

/2/ Benefit amount based on a beginning compensation of $38,413 inflating at 4.00% each year to $61,500 at retirement. Annual Benefit payment of $61,500 is 100% of projected final compensation.

                                       12